EXHIBIT 99.1

Palatin Reports First Quarter Fiscal Year 2025 Operating/Financial Results

•	Obesity programs:
o	Core focus on obesity includes exploratory co-administration BMT-801 study and two novel development drug candidates
o	Phase 2 BMT-801 clinical study with MC4R agonist bremelanotide plus GLP-1/GIP dual agonist tirzepatide
■	Patient enrollment completed October 2024
■	Topline results expected 1Q calendar year 2025
o	Multiple clinical trials targeted in calendar year 2025 with long-acting MC4R peptide and oral small molecule compounds
■	General obesity, weight loss management, and rare MC4R pathway diseases like hypothalamic obesity
•	Dry eye disease (DED) and other ocular programs, ulcerative colitis (UC), male sexual dysfunction, and diabetic nephropathy programs:
o	Investment bank engaged as a financial advisor to explore strategic options for non-obesity programs
•	Teleconference and Webcast to be held on November 14, 2024, at 11:00 AM ET

CRANBURY, NJ – November 14, 2024 /PRNewswire/ – Palatin Technologies, Inc. (NYSE American: PTN), a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin receptor system, today announced operating and financial results for its fiscal first quarter ended September 30, 2024.

“With the establishment of pharmacotherapy as the primary treatment for the millions of obese patients and the high discontinuation rate (67%) of obese patients on current therapies resulting from side effects and a weight-loss plateau effect in the first year, we believe our MC4R long-acting peptide and oral small molecule compounds could address the unmet needs and challenges of these treatments,” said Carl Spana, Ph.D., President and Chief Executive Officer of Palatin. “We look forward to releasing topline data results from our Phase 2 BMT-801 clinical study of our melanocortin-4 receptor (MC4R) agonist, bremelanotideplus a glucagon like peptide-1/gastric inhibitory polypeptide (GLP-1/GIP) dual agonist, tirzepatide, in the first quarter of calendar year 2025. Furthermore, we are excited to advance our obesity programs and start multiple clinical trials in 2025 aimed at treating general obesity, weight loss management, and rare MC4R pathway diseases like hypothalamic obesity.”

Dr. Spana noted, “We believe focusing on our core and most valuable programs in obesity is the right course of action for the long-term success of Palatin. We have retained an investment bank to conduct, explore, and evaluate strategic options for our non-obesity programs. At this stage, there has been significant interest in and ongoing discussions for our Phase 3 DED program, early-stage glaucoma and retina development programs, and our Phase 2 UC program from multiple parties.”

The MC4R pathway plays a key role in the regulation of energy storage and food intake. The novel MC4R selective agonists being developed by Palatin could potentially play a vital role in treating obesity as monotherapy and/or combination therapy.

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Program Updates and Anticipated Milestones

Obesity Programs:

•	Phase 2 BMT-801 clinical study for the co-administration of melanocortin agonist bremelanotide (MC4R) with tirzepatide (GLP-1/GIP dual agonist) in obese patients:
o	Patient enrollment completed October 2024
o	The study enrolled approximately twice the target of 60 patients at four sites in the U.S, primarily due to strong patient demand and efficiency of the clinical trial sites
o	Primary endpoint: Demonstrate the safety and increased efficacy of co-administration of bremelanotide with tirzepatide on reducing body weight
o	Patients will be treated with tirzepatide-only for four weeks, have eligibility confirmed, then randomized to one of four treatment arms
o

Patients will undergo multiple assessments of safety and efficacy to help profile the effectiveness of bremelanotide in treating general obesity as a stand-alone treatment or in conjunction with GLP-1 therapy

o	Topline results expected in 1Q calendar year 2025
o	Additional trial information, including inclusion and exclusion criteria, can be found at https://clinicaltrials.gov via the identifier NCT06565611
•

Presented a poster titled “Structural Modification Allows the Removal of Melanocortin Receptor 1 Agonism From Melanocortin Receptor 4 Agonists,” at the 19th Annual Peptide Therapeutics Symposium in October 2024:

o	MC4R selectivity significantly reduces potential for skin pigmentation
•	Presented data on novel melanocortin-4 receptor selective oral small molecule PL7737 obesity program at ObesityWeek® 2024 in November 2024:
o	Oral PL7737 significantly decreased food intake and body weight
•	Novel MC4R selective long-acting peptide and oral small molecule agonists:
o	Potential for monotherapy or combination (with a GLP-1 agonist) therapy
o	Initiation of investigational new drug (IND) enabling activities expected to commence 1Q calendar year 2025
o	Filing of INDs anticipated 2H of calendar year 2025
o	Commencement of Phase 1 clinical studies targeted for 4Q of calendar year 2025

Ocular Programs (melanocortin receptor agonists):

•	Phase 3 PL9643 clinical program for the treatment of dry eye disease (DED):
o	MELODY-1 pivotal study successfully completed
■	Statistical significance (p<0.025) met for co-primary symptom endpoint of pain
■	Statistical significance (p<0.05) met for 7 of 11 secondary symptom endpoints at the 12-week treatment period
■	Rapid onset of efficacy in multiple symptom endpoints at 2 weeks and continued improvement to 12 weeks with statistical significance (p<0.05) met

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■	Statistical significance (p<0.05) met for multiple sign endpoints, including 4 fluorescein staining endpoints at the 2-week treatment period
-	Corneal fluorescein staining is used to measure corneal epithelial damage and reductions in corneal fluorescein staining with treatments like PL9643, indicating improvement in corneal health
o	Excellent safety and tolerability profile
o	MELODY-2 & MELODY-3 clinical studies
o	Concluded positive Type C meeting with the FDA and reached agreement on sign and symptom endpoints for remaining two Phase 3 pivotal trial protocols
o	Subject to funding, patient enrollment ready to begin 1Q calendar year 2025
-	Potential collaboration and funding discussions ongoing
o	Glaucoma (PL9588) and retina (PL9654) development programs
■	Development candidates ready for IND-enabling toxicology studies
■	Glaucoma drug candidate shows lack of adverse events and potential for neuroprotection as differentiating factors
■	Retina drug candidate provides potential differentiating factors

Male Sexual Dysfunction Program:

•	Historical data show that approximately 35% of men with ED have an inadequate response to PDE5i treatments, which represents a large underserved market
•	Palatin previously conducted clinical trials showing the synergistic effects of combining bremelanotide with a PDE5i as a treatment for ED
•

Palatin initiated a clinical development program for the evaluation of bremelanotide co-formulated with a PDE5 inhibitor (PDE5i) for the treatment of ED in patients that do not respond to PDE5i monotherapy:

o	Subject to funding, pharmacokinetics (PK) study ready to start 1Q of calendar year 2025
■	Patient recruitment in Phase 2/3 clinical study could start 2H calendar year 2025

Ulcerative Colitis Program (melanocortin receptor agonist):

•	Phase 2 PL8177 oral formulation for the treatment of ulcerative colitis (UC):
o	Enrollment near complete / interim analysis expected 1Q calendar year 2025
o	Additional trial information, including inclusion and exclusion criteria, can be found at https://clinicaltrials.gov via the identifier NCT05466890
o	Potential collaboration and funding discussions ongoing

Diabetic Nephropathy Program – The BREAKOUT Study (melanocortin receptor agonist):

•	Phase 2 BREAKOUT study of bremelanotide (BMT 701) study in patients with diabetic kidney disease:
o	Topline results expected 4Q calendar year 2024
o	Additional trial information, including inclusion and exclusion criteria, can be found at https://clinicaltrials.gov via the identifier NCT05709444

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Vyleesi® (bremelanotide injection) for Hypoactive Sexual Desire Disorder:

•	Asset sale to Cosette Pharmaceuticals for up to $171 million closed in December 2023:
o	Potential milestones of up to $159 million based on annual net sales ranging from $15 million to $200 million
o	Palatin retains rights to and use of bremelanotide for obesity and male ED
o	Received $2.5 million deferred upfront payment in November 2024

Fiscal First Quarter Ended September 30, 2024 Financial Results

Revenue

Total revenue consists of gross product sales of Vyleesi, net of expenses, allowances and accruals, and license and contract revenue.

Pursuant to the completion of the sale of Vyleesi’s worldwide rights for female sexual dysfunction to Cosette Pharmaceuticals for up to $171 million in December 2023, Palatin did not record any product sales to pharmacy distributors, for the first quarter ended September 30, 2024. For the first quarter ended September 30, 2023, gross product sales were $4.6 million and net product revenue was $2.1 million.

Operating Expenses

Total operating expenses were $7.8 million for the first quarter ended September 30, 2024, compared to $8.2 million for the comparable quarter last year. The decrease was mainly the result of the elimination of selling expenses related to Vyleesi offset by greater spending on our MCR programs.

Other (Expense) / Income

Total other (expense) / income, net, consists mainly of foreign currency transaction (loss) and gains and the change in fair value of warrant liabilities, which Palatin had recorded as a liability on the consolidated financial statements, including the revisions of certain prior period amounts to correct a misstatement with respect to classifying warrants as equity instead of a liability. The statement of operations was adjusted each quarter through fiscal year ended June 30, 2024 to reflect changes in the fair value of these warrants. For the quarter ended September 30, 2023, Palatin recorded a fair value adjustment gain of $0.7 million.

Cash Flows

Palatin’s net cash used in operations for the quarter ended September 30, 2024, was $7.0 million, compared to net cash used in operations of $5.9 million for the same period in 2023. The increase in net cash used in operations is mainly due to the increase in the net loss during the period and secondarily to working capital changes.

Net Loss

Palatin’s net loss for the quarter ended September 30, 2024, was $7.8 million, or $(0.39) per basic and diluted common share, compared to a net loss of $5.2 million, or $(0.43) per basic and diluted common share, for the same period in 2023.

The increase in net loss for the quarter ended September 30, 2024, over the quarter ended September 30, 2023, was mainly due to the elimination of Vyleesi net product revenue, offset by the elimination of Vyleesi selling expenses and the recognition of the change in fair value of warrant liabilities for the quarter ended September 30, 2023.

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Cash Position

As of September 30, 2024, Palatin’s cash and cash equivalents were $2.4 million, compared to cash and cash equivalents of $9.5 million as of June 30, 2024.

Palatin received a scheduled $2.5 million deferred upfront payment in November 2024 related to the sale of Vyleesi to Cosette Pharmaceuticals.

The Company is actively engaged with multiple potential funding sources for future operating cash needs.

Conference Call / Webcast

Palatin will host a conference call and audio webcast on November 14, 2024, at 11:00 a.m. Eastern Time to discuss the results of operations in greater detail and provide an update on corporate developments. Individuals interested in listening to the conference call live can dial 1-888-506-0062 (US) or 1-973-528-0011 (International), conference ID 176159. The audio webcast and replay can be accessed by logging on to the “Investor-Webcasts” section of Palatin’s website at http://www.palatin.com. A telephone and audio webcast replay will be available one hour after the completion of the call. To access the telephone reply, dial 1-877-481-4010 (US) or 1-919-882-2331 (International), passcode 51641. The webcast and telephone replay will be available through November 28, 2024.

About Melanocortin Receptor Agonists

The melanocortin receptor (“MCR”) system has effects on inflammation, immune system responses, metabolism, food intake, and sexual function. There are five melanocortin receptors, MC1R through MC5R. Modulation of these receptors, through use of receptor-specific agonists, which activate receptor function, or receptor-specific antagonists, which block receptor function, can have medically significant pharmacological effects.

Many tissues and immune cells located in the eye (and other places, for example the gut and kidney) express melanocortin receptors, empowering our opportunity to directly activate natural pathways to resolve disease inflammation.

About Palatin

Palatin is a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin receptor systems, with targeted, receptor-specific product candidates for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders to maximize their commercial potential. For additional information regarding Palatin, please visit Palatin’s website at www.Palatin.com and follow Palatin on Twitter at @PalatinTech.

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Forward-looking Statements

Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., such as statements about Palatin products in development, clinical trial results, potential actions by regulatory agencies including the FDA, regulatory plans, development programs, proposed indications for product candidates, and market potential for product candidates are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, results of clinical trials, regulatory actions by the FDA and other regulatory and the need for regulatory approvals, Palatin's ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin's products, and other factors discussed in Palatin's periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating events that occur after the date of this press release.

Investor Inquiries:	Media Inquiries:
Stephen T. Wills, CPA, MST	Paul Arndt, MBA, LifeSci Advisors, LLC
Chief Financial Officer / Chief Operating Officer	Managing Director
Tel: (609) 495-2200 / Info@Palatin.com	Tel: (646) 597-6992 / Paul@LifeSciAdvisors.com

Palatin Technologies® is a registered trademark of Palatin Technologies, Inc.

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(Financial Statement Data Follows)

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PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,
	2024	2023

REVENUES
Product revenue, net	$-	$2,105,977

OPERATING EXPENSES
Research and development	5,743,754	5,014,630
Selling, general and administrative	2,020,931	3,200,244
Total operating expenses	7,764,685	8,214,874

Loss from operations	(7,764,685)	(6,108,897)

OTHER (EXPENSE) INCOME
Investment income	78,576	71,630
Foreign currency (loss) gain	(131,600)	159,750
Interest expense	(5,940)	(10,882)
Change in fair value of warrant liabilities	-	682,400
Total other (expense) income, net	(58,964)	902,898

NET LOSS	$(7,823,649)	$(5,205,999)

Basic and diluted net loss per common share	$(0.39)	$(0.43)

Weighted average number of common shares outstanding used in computing basic and diluted net loss per common share	19,845,106	12,170,699

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PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Balance Sheets
(unaudited)

	September 30, 2024	June 30, 2024
ASSETS
Current assets:
Cash and cash equivalents	$2,384,214	$9,527,396
Prepaid expenses and other current assets	228,435	242,272
Total current assets	2,612,649	9,769,668

Property and equipment, net	307,571	388,361
Right-of-use assets - operating leases	438,123	527,321
Other assets	56,916	56,916
Total assets	$3,415,259	$10,742,266

LIABILITIES AND STOCKHOLDERS’ (DEFICIENCY) EQUITY
Current liabilities:
Accounts payable	$3,949,028	$4,101,929
Accrued expenses	4,573,292	4,185,046
Short-term operating lease liabilities	319,520	380,542
Short-term finance lease liabilities	18,527	46,014
Other current liabilities	1,001,350	944,150
Total current liabilities	9,861,717	9,657,681

Long-term operating lease liabilities	132,447	163,782
Other long-term liabilities	1,106,700	1,032,300
Total liabilities	11,100,864	10,853,763

Stockholders’ deficiency:
Preferred stock of $0.01 par value – authorized 10,000,000 shares: shares issued and outstanding designated as follows:
Series A Convertible: authorized 4,030 shares as of September 30, 2024: issued and outstanding 4,030 shares as of September 30, 2024 and June 30, 2024	40	40
Common stock of $0.01 par value – authorized 300,000,000 shares: issued and outstanding 19,548,167 shares as of September 30, 2024 and 17,926,640 shares as of June 30, 2024	195,481	179,266
Additional paid-in capital	441,709,073	441,475,747
Accumulated deficit	(449,590,199)	(441,766,550)
Total stockholders’ deficiency	(7,685,605)	(111,497)
Total liabilities and stockholders’ deficiency	$3,415,259	$10,742,266

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